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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements listed below and related Prospectuses of Intermedia Communications Inc. and Digex, Incorporated, of our report dated January 30, 2001, except for Notes 13 and 15 as to which the date is March 2, 2001, with respect to the consolidated financial statements and schedule of Digex, Incorporated, included in this Annual Report (Form 10-K) of Digex, Incorporated for the year ended December 31, 2000.

- (Form S-8 no. 33-64752 and Form S-8 no. 33-97720) pertaining to the Intermedia Communications of Florida, Inc. 1992 Stock Option Plan

- (Form S-8 no. 333-03955) pertaining to the Intermedia Communications of Florida, Inc. Long Term Incentive Plan

- (Form S-8 no. 333-32155) pertaining to the Intermedia Communications Inc. 1997 Equity Participation Plan and Stock Option Plan for the Benefit of Employees of Digex, Inc.

- (Form S-3 no. 33-99940) pertaining to the registration of Intermedia's warrants issued in connection with the 13.5% Senior Notes Due 2005 and common stock issuable upon exercise of such warrants

- (Form S-3 no. 333-33415) pertaining to the registration of Intermedia's Depositary Shares each representing a one-hundredth interest in a share of 7% Series D Junior Convertible Preferred Stock, 7% Series D Junior Convertible Preferred Stock and Common Stock issuable as dividends on the 7% Series D Junior Convertible Preferred Stock and Common Stock issuable upon conversion of the Depository Shares and 7% Series D Junior Convertible Preferred Stock

- (Form S-3 no. 333-42999) pertaining to the issuance of Intermedia's Depositary Shares each representing a one-hundredth interest in a share of 7% Series E Junior Convertible Preferred Stock, 7% Series E Junior Convertible Preferred Stock and Common Stock issuable as dividends on the 7% Series E Junior Convertible Preferred Stock and Common Stock issuable upon conversion of the Depository Shares and 7% Series E Junior Convertible Preferred Stock

- (Form S-3 no. 333-45019) pertaining to registration of $500,000,000 of Intermedia's Debt Securities, Preferred Stock, Depositary Shares and Common Stock

- (Form S-4 no. 333-76363) pertaining to the registration of Intermedia's 9.5% Series B Senior Notes due 2009 and 12.25% Series B Senior Subordinated Notes due 2009


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-       (Form S-3 no. 333-62931) pertaining to the issuance of Intermedia's
        Depository Shares each representing a one-hundredth interest in a share of 7% Series F Junior Convertible Preferred Stock, 7% Series F Junior Convertible Preferred Stock, Common Stock issuable as dividends or liquidated damages on the 7% Series F Junior Convertible Preferred Stock, Common Stock, and Common Stock issuable upon conversion of the Depository Shares and 7% Series F Junior Convertible Preferred Stock.

- (Form S-8 no. 333-84025) pertaining to the registration of 9,000,000 shares of Digex's Class A Common Stock reserved for the Digex, Incorporated Long-Term Incentive Plan

- (Form S-8 no. 333-34506) pertaining to the registration of 650,000 shares of Digex's Class A Common Stock reserved for the Intermedia Communications Inc. 401 (k) plan

- (Form S-8 no. 333-39098) pertaining to the registration of 6,000,000 shares of Digex's Class A Common Stock reserved for the Digex, Incorporated Long-Term Incentive Plan

-       (Form S-8 no. 333-40240) pertaining to the Digex, Incorporated 401(k)
        Plan


                                                   /s/   ERNST & YOUNG LLP

McLean, Virginia
March 30, 2001